REA Project Designation:

                           Tennessee 521-T8 DeKalb



                                  AGREEMENT

                                   between


                           UNITED STATES OF AMERICA

                                     and

                         DeKalb Telephone Cooperative


                          Dated as of June 24, 1986




                          DEPARTMENT OF AGRICULTURE

                    RURAL ELECTRIFICATION ADMINISTRATION



    N0:1
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            AGREEMENT, made as of June 24, 1986 ,pursuant to the
     Rural Electrification Act of 1936, as amended (7 U.S.C. 901 et seq.), between UNITED STATES OF AMERICA (hereinafter called the "Government"), acting through the Administrator of the Rural Electrification Administration (hereinafter called the "Administrator"), and DeKalb Telephone Cooperative (hereinafter called the "Corporation"), a corporation existing under the laws of the State of Tennessee

     WHEREAS, the Corporation, to evidence a loan made by the Government to the Corporation pursuant to a loan contract (hereinafter called the "Loan Contract") between the Government and the Corporation, executed and delivered the following-described mortgage note or bond payable to the order of the
Government:

      DATE             PRINCIPAL AMOUNT           FINAL MATURITY DATE
      ----             ----------------           -------------------

    June 23, 1980      $7,327,000                 June 23, 2015

and

     WHEREAS, the terms of payment of the said note or bond may have been extended by an agreement or agreements entered into by and between the Corporation and the Government and other parties (the above-mentioned mortgage note or bond, as heretofore extended by any such agreement or agreements being hereinafter called the "Note"); and

     WHEREAS, a portion of the principal amount of the Note has not been advanced to the Corporation as of the date of this Agreement (such portion of the principal amount of the Note not advanced to the Corporation prior to the date of this Agreement being hereinafter called the "Principal Balance"); and

     WHEREAS, it is desired that the Principal Balance, when advanced to the Corporation, shall be repayable, with interest thereon, in installments as here-inafter provided, within thirty-five (35) years from the date of this Agreement;

     NOW, THEREFORE, for and in consideration of the mutual agreements herein contained, the Government and the Corporation agree as follows:

     SECTION 1. Interest on the Principal Balance advanced pursuant to the Loan Contract and remaining unpaid shall be payable quarterly in each year for a period ending on a date three (3) years after the date of this Agreement. Thereafter, to and including a date thirty-five (35) years after the date of this Agreement, the Corporation shall make quarterly payments in each year at the rate of $15.70 per $1,000 of the Principal Balance advanced pursuant to the Loan Con-tract and unpaid three (3) years after the date of this Agreement. Each such payment shall be applied first to the payment of interest on the Principal Balance and then on account of the Principal Balance. Thirty-five (35) years after the date of this Agreement, the Principal Balance advanced pursuant to the Loan Contract remaining unpaid, if any, and interest thereon, shall become due and payable.

     SECTION 2. This Agreement shall not be effective unless and until the Corporation has obtained all authorizations required by law in order to permit the Corporation validly and lawfully to execute this Agreement.

     SECTION 3. All of the terms and conditions of the Note, of any mortgage, deed of trust or other instrument securing the Note, and of any other agreement to which the Government and the Corporation are parties, shall stand and remain unchanged and in full force and effect except only as specifically varied or amended by this Agreement.

     SECTION 4. The invalidity of any one or more phrases, clauses, sentences, paragraphs, or provisions of this Agreement shall not affect any remaining portions thereof.

     SECTION 5. This Agreement may be simultaneously executed and delivered in two or more counterparts, each of which so executed and delivered shall be deemed to be an original, and all shall constitute but one and the same instrument.

       IN WITNESS WHEREOF the Government has caused this Agreement to be duly executed and the Corporation has caused this Agreement to be signed in its corporate name and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized, all as of the day and year first above written.

                                       UNITED STATES OF AMERICA

                                       by  /s/

                                             Deputy Assist. Adm., for
                                                   Administrator
                                                          of
                                        Rural Electrification Administration



Executed by the Government in the
presence of:

/s/________________________________

/s/________________________________

         Witnesses

                                         DeKalb Telephone Cooperative

                                         by  /s/ Kenneth Lawrence

                                             President


(Seal)

Attest:  /s/ Roy N. Pugh
         Secretary

Executed by the Corporation in
the presence of:

/s/______________________________

/s/_____________________________
         Witnesses



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